Registration No. 333-________
                                             Filed April 15, 1997


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549



                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933




                       KENWOOD BANCORP, INC.

(Exact Name of Registrant as specified in its Certificate of Incorporation)


                             Delaware

          (State or other jurisdiction of incorporation)

                            31-1457996

                 (IRS Employer Identification No.)


7711 Montgomery Road, Cincinnati, Ohio                      45236

(Address of principal executive offices)               (Zip code)



                     1992 STOCK INCENTIVE PLAN
                 1992 DIRECTORS' STOCK OPTION PLAN

                     (Full Title of the Plans)


                                        Copies to:
Thomas W. Burns                         Jeffrey D. Haas, Esq.
Executive Vice President                Kenneth B. Tabach, Esq.
  and Chief Executive Officer           Elias, Matz, Tiernan & Herrick L.L.P.
Kenwood Bancorp, Inc.                   734 15th Street, N.W.
7711 Montgomery Road                    Washington, D.C.
Cincinnati, Ohio  45236                 (202) 347-0300
(513) 791-2834
(Name, address, and telephone number
 of agent for service)

                        Page 1 of 11 pages
              Index to Exhibits is located on page 4.

                   CALCULATION OF REGISTRATION FEE



Title of                        Proposed        Proposed
Securities                      Maximum         Maximum          Amount of
to be         Amount to be      Offering Price  Aggregate        Registration
Registered    Registered(1)     Per Share       Offering Price   Fee

Common Stock,
 par value    8,638(2)          $5.14(3)         $44,399(3)      $13.45
 $0.01


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Kenwood Bancorp, Inc. ("Company" or "Registrant") 1992 Stock Incentive Plan ("Incentive Plan") and 1992 Directors' Stock Option Plan (the "Directors Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents 7,833 shares reserved for issuance pursuant to the Incentive Plan and 805 shares reserved for issuance pursuant to the Directors Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 7,833 shares of Common Stock which are outstanding under the Incentive Plan and the options to purchase 805 shares of Common Stock which are outstanding under the Directors Plan as of the date hereof.
                    __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. <section> 230.462.
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                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1996 filed with the Commission on December 30, 1996;

          (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 21, 1996;

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the
full extent permitted by law.   Such indemnity shall extend to expenses,
including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.



ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     NO.      EXHIBIT                                             PAGE

     4        Common Stock Certificate*                             --

     5        Opinion of Elias, Matz, Tiernan & Herrick            E-1
                L.L.P. as to the legality of the securities

     23.1     Consent of Elias, Matz, Tiernan & Herrick             --
              L.L.P. (contained in the opinion included
               as Exhibit 5)

     23.2     Consent of Clark, Schaefer, Hackett & Co.            E-3

     23.3     Consent of Grant Thornton LLP                        E-4

     24       Power of attorney for any subsequent                  --
               amendments is located in the signature pages

     99.1     1992 Stock Incentive Plan*                            --

     99.2     1992 Directors' Stock Option Plan*                    --



* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-2698) filed with the Commission on March 22, 1996, as amended.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Ohio on February 13, 1997.


                         KENWOOD BANCORP, INC.


                            By: /S/ THOMAS W. BURNS
                                -------------------
                                Thomas W. Burns
                                Executive Vice President and Chief
                                 Financial Officer







    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Thomas W. Burns his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/S/ ROBERT P. ISLER                                      February 13, 1997
-------------------
Robert P. Isler
President and Chairman of the Board

/S/ THOMAS W. BURNS                                      February 13, 1997
-------------------
Thomas W. Burns
Executive Vice President and Chief
  Executive Officer (Principal Executive
  and Financial Officer)


/S/ RICHARD C. KENT                                      February 13, 1997
-------------------
Richard C. Kent
Director

/S/ DONALD G. ASHCRAFT                                   February 13, 1997
----------------------
Donald G. Ashcraft
Director

/S/ P. LINCOLN MITCHELL                                  February 13, 1997
-----------------------
P. Lincoln Mitchell
Secretary and Director

/S/ JAMES N. MURPHY                                      February 13, 1997
-------------------
James N. Murphy
Director